Exhibit 10.26

TO:	Clever Leaves International Inc. (formerly, Northern Swan Holdings, Inc.) (the “Company”)

RE:	The Notes (as such term is defined in the amended and restated intercreditor and collateral agency agreement dated May 10, 2019 (the “Intercreditor Agreement”)) among, the Company, as issuer, GLAS Americas LLC, as collateral agent, GLAS USA LLC, as paying agent, and the noteholders party thereto from time to time.

DATE:	March 26, 2020

AMENDMENT, CONSENT AND WAIVER AGREEMENT

WHEREAS all capitalized terms used in this amendment, consent and waiver agreement (this “Agreement”) and not otherwise defined herein shall have the meanings ascribed thereto in the Intercreditor Agreement.

AND WHEREAS (i) Neem Holding, LLC (the “Subscriber”)  is the holder of Class C Preferred Shares, (ii) the Subscriber or one of its affiliates or an affiliate of Farallon Capital Management LLC has agreed to subscribe for and purchase 936,364 class D preferred shares issued in the capital of the Company (the “Class D Preferred Shares”)  for an aggregate purchase price of USD$10,300,004, upon the terms and subject to the conditions set out in the subscription agreement dated on or about the date hereof (the “Subscription Agreement”)  among the Company and the Subscriber; and (iii) in accordance with the Subscription Agreement, the Subscriber has the right, but not the obligation, to cause the Company to purchase up to 711,035 Class C Preferred Shares from the Subscriber for a maximum aggregate purchase price of USD$6,249,997.65 (the “Put Right”).

AND WHEREAS in connection with, among other things, the Subscription Agreement, the Company wishes to (i) amend each of the Notes to provide for an increase in the rate of interest payable on the Principal Amount owing under the Notes and to provide that such interest be payable in-kind, (ii) amend the restrictive covenants provided for under the Notes to allow for the creating, incurrence or assumption of certain additional debt; (iii) consent to the exercise of the Put Right by the Subscriber; and (iv) extend the date on which the Company is required to deliver its audited year-end financial statements.

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the undersigned, the undersigned agree as follows:

1.	AMENDMENTS

1.1	Definitions. Each Note is hereby amended by inserting the following definition in alphabetical sequence in Section 1.1 of each Note:

“Refinancing Indebtedness” shall mean refinancings, replacements, renewals or extensions of debt so long as such refinancings, replacements, renewals, or extensions do not result in an increase in the principal amount of the debt so refinanced, replaced, renewed, or extended (beyond any such limit provided for in Section 6.5 (and provided that the proceeds of any such increase in the principal amount of such debt are received in cash)), other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto.

1.2	Term, Interest and Payment. Each Note is hereby amended by deleting Section 2.2.1 of each Note in its entirety and replacing it with the following:

“2.2.1 Interest shall accrue on the whole amount of the Principal Amount outstanding and remaining from time to time unpaid, commencing from the date hereof and continuing both before and after the Maturity Date, default and judgment until actual payment in full of this Convertible Note or conversion as hereinafter provided, at the annual interest rate of ten percent (10%) calculated and compounded quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (commencing on March 31, 2019) and payable on the earliest of (i) the Maturity Date; (ii) repayment of the Principal Amount or any part thereof (for certainty, interest shall only be paid on such amount of the Principal Amount as is being repaid); and (iii) following the occurrence of an Event of Default which is continuing, receipt of written notice by the Company from the Agent that the Obligations are due and payable. Interest shall be computed on the basis of the actual number of days elapsed divided by 365 or 366, as the case may be, compounded quarterly. Principal and interest shall be payable in lawful money of the United States of America, and shall be paid to the Paying Agent at 3 Second Street, Suite 206, Jersey City, NJ 07311 or at such other place as the Paying Agent may have designated from time to time in writing to the Company.”.

1.3	Each Note is hereby amended by replacing the text “10%” in Section 2.2.2 of each Note with the following:

“12%”.

1.4	Each Note is hereby amended by deleting Section 6.2.1 of each Note in its entirety and replacing it with the following:

“[Intentionally deleted.]”.

1.5	The following is added as Section 6.5 to each Note:

“6.5 Negative Covenant regarding Debt. The Company hereby covenants and agrees with the Lender that the Company will not, and shall ensure that each of its subsidiaries shall not, without the prior written consent of the Lender, create, incur or assume any debt, except for (i) Subordinated Debt, (ii) debt created, incurred or assumed by Herbal Brands, Inc., provided that (A) the proceeds of such debt are received in cash, (B) such debt does not, in the aggregate, exceed Eight Million Five Hundred Thousand United States Dollars (US$8,500,000) and (C) such debt is non-recourse to the Obligors (other than Herbal Brands, Inc.), and any Refinancing Indebtedness in respect of such debt, and (iii) debt created, incurred or assumed by any one or more direct or indirect subsidiaries of the Company including, but not limited to, Ecomedics S.A.S. (operating as Clever Leaves), provided that (A) the proceeds of such debt are received in cash and provided further that such debt does not (excluding the debt set forth in clause (ii) above), exceed Ten Million United States Dollars (US$10,000,000) in the aggregate, at any time, (B) such debt is for general corporate purposes, acquisitions, asset purchases, capital expenditures and any refinancing of Subordinated Debt only, and (C) such debt does not replace, repay or refinance any debt set forth in clause (ii) above and is not used in exchange for any such debt or any equity of the Company or any of its direct or indirect subsidiaries, and any Refinancing Indebtedness in respect of such debt.”

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1.6	Each Note is hereby amended by replacing Subsection 6.2.2(ii) of each Note in its entirety and replacing it with the following:

“(ii) guarantees in respect of debt permitted by Section 6.5 below provided by any direct or indirect subsidiary of the Company, other than Northern Swan International, Inc., and provided that such guarantee is subject to a subordination agreement in form and substance reasonably satisfactory to the Lender, or”.

1.7	Each Note is hereby amended by replacing Subsection 6.2.3(ii) of each Note in its entirety and replacing it with the following:

“(ii) debt permitted by Section 6.2.2 above or Section 6.5 below;”.

1.8	Each Note is hereby amended by deleting Section 7.1.6 of each Note in its entirety and replacing it with the following:

“7.1.6 Authorized Capital. The authorized capital of the Company consists of: (A) the following common shares: (i) an unlimited number of class A voting common shares, of which 19,266,610 are issued and outstanding as of the date hereof; (ii) an unlimited number of class B voting common shares, of which 0 are issued and outstanding as of the date hereof; (iii) an unlimited number of class C non-voting common shares, of which 0 are issued and outstanding as of the date hereof; (iv) an unlimited number of class D preferred shares; and (B) an unlimited number of Class C Preferred Shares, of which 5,988,957 Class C Preferred Shares are issued and outstanding as of the Business Day immediately preceding the date hereof. Except pursuant to the Loan Documents, (i) other than (A) in connection with the proposed private placement of up to 4,090,916 class D preferred shares at a price of $11.00 per class D preferred share, (B) 3,634,504 stock options exercisable for class A voting shares of the Company, (C) warrants to purchase 28,922 class A voting common shares, (D) warrants to purchase 193,402 Class C Preferred Shares, (E) options and shares reserved under the Company’s 2018 Omnibus Incentive Compensation Plan for issuance to employees in accordance with the terms thereof, and (F) rights of certain management of the Company to obtain 5,625,572 class A voting common shares in connection with the Company’s October 31, 2019 acquisition of the outstanding minority interest in the Company’s subsidiary Eagle Canada Holdings, Inc., the Company does not have any outstanding agreement, subscription, warrant, option or commitment (nor has it granted any right or privilege capable of becoming an agreement, subscription, warrant, option or commitment) obligating it to issue or sell any Common Shares or other securities, including any security or obligation of any kind convertible into or exchangeable for Common Shares or other security and (ii) there is no outstanding share or stock appreciation right, phantom equity, restricted share unit, deferred share unit or similar right, agreement, arrangement or commitment based on the market price of the Common Shares or the income or any other attribute of the Company or any of its subsidiaries. Except for the amended and restated shareholders agreement dated March 30, 2019 among the Company and each of the shareholders listed on Schedule A thereto, the Investor Rights Agreement dated March 30, 2019 among the Company and certain investors listed on Schedule A thereto and the Voting Support and Consultation Agreement, dated October 31, 2019, by and among the Company, Andrés Fajardo, Gustavo Escobar, Julián Wilches, Daniel Montana, Kyle Detwiler, Delroy Wright and Joseph Salameh, there is no outstanding shareholder agreement, proxy, voting trust, right to require registration under any applicable securities legislation or any other arrangement or commitment to which the Company or any of its subsidiaries is a party or bound, with respect to the voting, disposition or registration of any outstanding securities of the Company or any of its subsidiaries.”.

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2.	CONSENT TO PUT RIGHT

2.1	The Noteholders hereby consent to the exercise by the Subscriber of the Put Right, the execution and delivery of all documents, instruments and agreements by the Company in connection therewith, the performance by the Company of all of its obligations thereunder and the entering into and consummation of any and all transactions contemplated thereby and waive any Event of Default that, absent the consent provided for herein, would arise therefrom.

3.	WAIVER

3.1	The Noteholders agree that notwithstanding Section 6.3.4 of the Notes, the Company shall deliver its audited year-end financial statements in respect of the fiscal year-ended December 31, 2019, accompanied by management’s discussion and analysis and a copy of the Company’s auditor’s letter to management, to the Noteholders on the later of: (i) June 30, 2020; (ii) 60 days following the end of any extended timeframe upon which reporting issuers have been granted an extension in order to provide financial reporting to the Securities Exchange Commission resulting from the effects of COVID-19.

4.	REPRESENTATIONS AND WARRANTIES

4.1	The Company and each of the Guarantors (as defined in each of the Notes) represents, warrants and covenants as follows:

4.1.1	each of the statements contained in this Agreement are true and accurate in all respects and fully and completely disclose all material information with respect to their subject matter;

4.1.2	all corporate action necessary for the authorization, execution, delivery and performance of this Agreement by each of the Company and Guarantors have been duly authorized and taken;

4.1.3	this Agreement, when duly executed and delivered by each of the Company and Guarantors will constitute a legal, valid and binding obligation, enforceable against each of them in accordance with its terms; and

4.1.4	all representations and warranties set out in each of the Notes as they relate to the Company and Guarantors shall be deemed to have been repeated on the date of this Agreement (except to the extent that such representation or warranty expressly relates solely to an earlier date or period in which case it is true and correct as of such earlier date or period) and shall continue in effect for so long as the Company is indebted to the Noteholders pursuant to the Notes or any of them, subject to any amendments contained herein.

5.	MISCELLANEOUS

5.1	This Agreement is supplemental to the Notes. The Notes and Loan Documents (as defined in each Note) remain in full force and effect, as amended hereby, and are hereby ratified and confirmed in all respects. Each of the Company and Guarantors will comply with all reporting requirements, financial covenants and non-financial covenants and all other terms set forth in each of the Notes and other Loan Documents, as amended hereby, and all other documentation executed and delivered to the Noteholders in connection therewith.

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5.2	Each of the Company and Guarantors hereby agrees to duly execute and deliver or cause to be executed or delivered such further instruments, agreements or similar documents as may be necessary to carry out the provisions and purposes of this Agreement.

5.3	The execution, delivery and effectiveness of this Agreement shall not constitute a waiver of any provision contained in the Notes or Loan Documents, except as specifically set forth herein.

5.4	Each Secured Party reserves all rights and remedies under each of the Notes and other Loan Documents.

5.5	This Agreement shall be governed by and interpreted in accordance with the laws of British Columbia and the federal laws of Canada applicable therein.

5.6	This Agreement may be executed and delivered in original, facsimile or portable document format (pdf) form.

DATED as of the date first written above.

CLEVER LEAVES INTERNATIONAL INC.

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	CEO

NS US HOLDINGS, INC.

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	CEO

HERBAL BRANDS, INC.

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
Title:

NORTHERN SWAN INTERNATIONAL, INC.

By:	/s / Kyle Detwiler
	Name:	Kyle Detwiler
Title:

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NORTHERN SWAN MANAGEMENT, INC.

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
Title:

NORTHERN SWAN DEUTSCHLAND HOLDINGS, INC.

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
Title:

NORTHERN SWAN PORTUGAL HOLDINGS, INC.

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
Title:

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GLAS AMERICAS LLC

By:	/s/ Adam Berman
	Name:	Adam Berman
	Title:	Vice President

GLAS USA LLC

By:	/s/ Adam Berman
	Name:	Adam Berman
	Title:	Vice President

RIMROCK HIGH INCOME PLUS (MASTER FUND), LTD

By:	/s/ Steve Foulke
	Name:	Steve Foulke
	Title:	MD

ANSON INVESTMENTS MASTER FUND LP by its co-investment advisor, ANSON ADVISORS INC.

By:	/s/ Moez Kassam
	Name:	Moez Kassam
	Title:	Director of Anson Advisors Inc, co-investment advisor of the Holder

ANSON OPPORTUNITIES MASTER FUND LP by its co-investment advisor, ANSON ADVISORS INC.

By:	/s/ Moez Kassam
	Name:	Moez Kassam
	Title:	Director of Anson Advisors Inc, co-investment advisor of the Holder

ANSON EAST MASTER FUND LP by its co-investment advisor, ANSON ADVISORS INC.

By:	/s/ Moez Kassam
	Name:	Moez Kassam
	Title:	Director of Anson Advisors Inc, co-investment advisor of the Holder

AC ANSON INVESTMENTS LTD.

By:	/s/ Moez Kassam
	Name:	Moez Kassam
Title:

AXIOS GROWTH PARTNERS, LLC

By:	/s/ Nicholas Rutherfurd
	Name:	Nicholas Rutherfurd
	Title:	Partner

NS CO-INVESTMENT LLC

By:	/s/ Owen Littman
	Name:	Owen Littman
	Title:	Authorized Signatory

COWEN AND COMPANY LLC, as Noteholder, by COWEN HOLDINGS, INC. its sole member

By:	/s/ Owen Littman
	Name:	Owen Littman
	Title:	Authorized Signatory

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